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EXHIBIT 11.1

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UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION


                                                                         THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                      -------------------------
                                                                          2000          1999
                                                                      -----------    ----------
INCOME AVAILABLE TO COMMON STOCKHOLDERS
   Net income (loss)                                                  $(1,216,545)   $  182,899
   Preferred dividends                                                         --            --
                                                                      -----------    ----------
   Income available to common
      stockholders                                                    $(1,216,545)   $  182,899
                                                                      ===========    ==========

CALCULATION OF COMMON STOCK
   Common shares outstanding at beginning
      of period                                                         2,869,862     2,267,449
   Shares issues re: acquisition of M. Wilson and Associates                   --        33,636
   Shares issued re: acquisition of Fully Armed Production                     --        18,182
   Shares issued re: acquisition of Commonwealth Investment Services           --        27,500
   Shares issued in private placement during period                         8,600         4,495
                                                                      -----------    ----------

      Common shares used in basic calculation                           2,878,462     2,351,262
                                                                      -----------    ----------
   Common stock equivalent of options                                     101,406         6,800
   Preferred stock Series C conversion in common stock                         --       100,713
                                                                      -----------    ----------

      Common shares used in fully diluted calculation                   2,979,868     2,458,775
                                                                      -----------    ----------

EARNINGS PER SHARE
   Basic                                                              $     (0.42)   $     0.08
                                                                      ===========    ==========
   Fully diluted                                                            (0.41)         0.07
                                                                      ===========    ==========
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